UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2014

ADB INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

New Jersey	22-2930106
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 West Bitters Road, #1931, San Antonio, TX	78248
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (407) 496-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant reported in a Form 8-K filed with the SEC on June 6, 2014, that it had concluded purchase of the Bioelectrical Signal Therapy (BST)™ assets from LifeWave Ltd. on June 4, 2014, which included the Registrant's E-QURE BST Device (the "E-QURE BST Device").

The Registrant is reporting in this Form 8-K the entry into an material (the "Clinical Trials Agreement") with Austen Bio Innovation Institute in Akron, which has significant expertise in wound healing, clinical trial development, and regulatory operations (the "Institute"). The Institute will conduct a trial which will include 70 patients in a double-arm, controlled, randomized, multi-center study to assess the safety and efficacy of E-QURE'S BST Device in subjects with stage II & III Pressure and Venus Stasis ulcers, as an adjunct to the "Standard of Care."

The Institute has established a goal to conclude the Clinical Trials Agreement within 15 months and will coordinate, supervise and monitor performance of the Clinical Trials so as to comply with all applicable laws, regulations and guidance of, among others, the U.S. Code of Federal Regulations, the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use ("ICH/GCP") as adopted by the FDA and the Belmont Report and Ethical Principles and Guidelines for the Protection of Human Subjects of Research.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADB International Group, Inc.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: June 30, 2014